                EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS


              COMPLETE BUSINESS SOLUTIONS, INC. AND SUBSIDIARIES
                    PRO FORMA NET INCOME PER COMMON SHARE
           (Dollars in thousands, except, share and per share data)



                                                                                      Nine Months Ended
                                                         Year Ended          -----------------------------------
                                                         December 31,                   September 30,
                                                             1995                  1995                1996
                                                      -------------------    -----------------------------------
Weighted average common stock
  outstanding                                             10,000,000            10,000,000         10,000,000

Common stock equivalents calculated
  using the weighted average stock price
  per share for the periods presented                          8,929                   -              380,362

Stock options and convertible stock
 issued during twelve months
 immediately preceding the offering date
 (using the treasury stock method and
 the estimated mid-point of the proposed
 initial public offering price per share)                  1,129,689             1,129,689          1,129,689

Stock issued to satisfy S corporation
 distribution based upon the estimated
 initial public offering price per share                     891,837               891,837            891,837


                                                      ---------------------------------------------------------
  Pro forma weighted average shares                       12,030,455            12,021,526         12,401,888
                                                      =========================================================
Pro forma net income                                   $         887          $        771        $     2,056
                                                      =========================================================
Pro forma net income per common share                  $        0.07          $       0.06        $      0.17
                                                      =========================================================


Note A: The pro forma fully-diluted computations for the year ended December 31, 1995 and the nine months ended September 30, 1995 and 1996, are not reported as the calculation did not exceed 3% of the pro forma primary calculation.


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               EXHIBIT 11.1(A) - COMPUTATION OF PER SHARE EARNINGS

               COMPLETE BUSINESS SOLUTIONS, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL NET INCOME PER COMMON SHARE
           (DOLLARS IN THOUSANDS, EXCEPT, SHARE AND PER SHARE DATA)




                                                                                Nine Months Ended
                                                Year Ended                  --------------------------
                                                December 31,                      September 30,
                                                   1995                        1995            1996
                                             -----------------              --------------------------

Weighted average common stock
 outstanding                                   10,000,000                    10,000,000     10,000,000

Common stock equivalents calculated
 using the weighted average stock price
 per share for the periods presented                8,929                             -        380,362

Stock options and convertible stock
 issued during twelve months
 immediately preceding the offering date
 (using the treasury stock method and
 the estimated mid-point of the proposed
 initial public offering price per share)       1,129,689                     1,129,689      1,129,689

Stock issued to satisfy S corporation
 distribution based upon the estimated
 initial public offering price per share          891,837                       891,837        891,837

Stock issued to repay indebtedness
 based upon the estimated initial public
 offering price per share                         904,762                       904,762        904,762

                                             ------------------------------------------------------------
Supplemental weighted average shares           12,935,217                    12,926,288     13,306,650
                                             ============================================================


Supplemental net income                       $     1,515                 $       1,258    $     2,355
                                             ============================================================

Supplemental net income per common
 share                                        $      0.12                 $        0.10    $      0.18
                                             ============================================================